As filed with the Securities and Exchange Commission on August 25, 2014

Registration Statement No. 333-197991

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MoSys, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0291941
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3301 Olcott Street

Santa Clara, CA 95054

(408) 418-7500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Leonard Perham

Chief Executive Officer and President

MoSys, Inc.

3301 Olcott Street

Santa Clara, CA 95054

(408) 418-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Alan B. Kalin

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

(650) 233-4048

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price	Maximum aggregate offering price (1)(2)	Amount of registration fee
Debt Securities
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.01 per share
Warrants
Total			$50,000,000	$6,440.00	(3)

(1)                       There are being registered pursuant to this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate amount of warrants as may be offered from time to time pursuant to the prospectus contained in the registration statement with an aggregate initial offering price not to exceed $50,000,000, or the equivalent thereof in foreign currencies. The securities registered hereunder may be sold separately, or together in any combination of securities registered hereunder. There are also being registered hereunder an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of debt securities, preferred stock or warrants or pursuant to antidilution provisions thereof. If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $50,000,000, less the aggregate dollar amount of all securities previously issued pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)                       Pursuant to Rule 457(o) and Form S-3 General Instruction II.D., which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount of any particular security to be registered.

(3)                       Paid previously.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

Dated: August 25, 2014

PROSPECTUS

$50,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

MoSys, Inc.

3301 Olcott Street

Santa Clara, CA 95054

(408) 418-7500

We may offer from time to time:

•                  Debt securities;

•                  Shares of our Common Stock;

•                  Shares of our Preferred Stock; and

•                  Warrants to purchase any of the other securities that may be sold under this prospectus.

The securities we offer will have an aggregate public offering price of up to $50 million. We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our common stock is listed on the Global Market of the NASDAQ Stock Market under the symbol “MOSY.”

INVESTING IN OUR SECURITIES INVOLVES RISKS.

SEE “RISK FACTORS” ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

In this prospectus, “MoSys,” “we,” “us,” and “our” refer to MoSys, Inc. and its subsidiaries.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC or the Commission, using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any or all of the securities described in the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Where You Can Find More Information.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Special Note Regarding Forward-Looking Statements

Some of the statements in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among others, those incorporated by reference under “Risk Factors” below.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or similar terms.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors incorporated by reference under the heading “Risk Factors” below and a variety of other factors, including, without limitation, statements about our future business operations and results, the market for our technology, our strategy and competition.

Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We undertake no obligation to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this prospectus may not occur.

Our Company

We are a fabless semiconductor company focused on the development and sale of integrated circuits, or ICs, for the high-speed networking, communications, storage and computing markets. Our technology delivers time-to-market, performance, power and economic benefits for system original equipment manufacturers, or OEMs. We have developed a family of ICs, called Bandwidth Engine, which combines our proprietary 1T-SRAM high-density embedded memory and high-speed 10 gigabits per second, or Gbps, and higher serial interface, or I/O, with our intelligent access technology and a highly efficient interface protocol, which we call the Gigachip™ Interface, or GCI. As the bandwidth requirements and amount of packet processing increase in high-speed networking systems, critical memory access bottlenecks can occur. Our Bandwidth Engine IC, with its combination of serial I/O, high-speed memory, and efficient, intelligent access, drastically increases memory accesses per second, removing these bottlenecks. We also market and sell another IC product line under the LineSpeed product name.  LineSpeed ICs are non-memory, high-speed SerDes I/O devices with gearbox and retimer functionality, which convert lanes of data received on line cards into different configurations and/or ensure signal integrity.

We have developed our Bandwidth Engine and LineSpeed family of ICs to synergistically address the need for high-speed data access and throughput currently confronting networking system designers. We believe that our IC products meet the increasing demands placed on conventional memory technology used on the line cards in high-bandwidth networking systems.

Historically, our primary business was the design, development, marketing, sale and support of differentiated intellectual property, or IP, including embedded memory and high-speed parallel and serial I/O used in advanced systems-on-chips, or SoCs. We are focused on developing differentiated IP-rich IC products and are dedicating substantially all of our research and development, marketing and sales budget to these IC products. Due to the shift in our engineering and research and development focus and the decline in major consumer electronics applications utilizing customized versions of our 1T-SRAM technology, the competitiveness of, and demand for, licenses of our IP have declined since the beginning of 2011.  We expect royalty revenue to continue to represent a significant portion of our revenues in 2014, although at a reduced level, revenue from sales of our IC products has been increasing.  We expect our revenue from IC product sales to represent a majority of our revenues beginning in 2014. We are currently supporting existing design-win customers and actively pursuing additional design wins for the use of our ICs in networking and communication equipment. Our future success and ability to achieve and maintain profitability will be dependent on the manufacturing, marketing and sales of our IC products into networking, communications and other end-customer applications markets requiring high performance.

Our Strategy

Our primary business objective is to become an IP-rich fabless semiconductor company offering ICs that deliver unparalleled bandwidth performance for next generation networking systems. The key components of the expansion of our strategic plan to become an IC supplier include the following strategies:

Target Large and Growing Markets

Our initial strategy is to target the multi-billion dollar networking and telecommunications equipment market, and to date, we have secured multiple design wins with networking and telecommunications OEMs.

Leverage Technologies to Create New Products

Our strategy also is to combine our proprietary IP and design and applications expertise to address the needs of several upcoming generations of advanced networking equipment. To date, we have leveraged our serial I/O and analog design capabilities to bring our initial LineSpeed IC product family to market in 2013.

Expand Adoption of the GigaChip Interface Protocol

Our goal is for our GCI interface protocol to become an open industry standard that is designed into other ICs in the system, as we believe this will further enable serial communication on network line cards and encourage adoption of our Bandwidth Engine IC products. A number of IC providers have publicly announced their intention to support GCI. In addition, multiple network equipment companies, including actual and prospective customers, have adopted GCI.

Build Long-Term Relationships with Suppliers of Packet Processors

We believe that having long-term relationships with packet processor providers is critical to our success, as such relationships may enable us to speed our time-to-market, provide us with a competitive advantage and expand our target markets.  To obtain design wins for our Bandwidth Engine IC, we must demonstrate this interoperability, and also show that our IC works optimally with the packet processor to achieve the performance requirements. In addition, packet processor suppliers must adopt our GCI interface. To that end, we have been working closely with FPGA, ASIC and NPU providers, to enable interoperability between our Bandwidth Engine IC products and their high-performance products. To facilitate the acceptance of our Bandwidth Engine ICs, we have made available development and characterization kits for system designers to evaluate and develop code for next-generation networking systems.

We were founded in 1991. Our principal executive offices are located at 3301 Olcott Street, Santa Clara, CA 95054.  Our telephone number at that address is (408) 418-7500.

Risk Factors

An investment in our common stock is risky. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed in our other filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

Ratio of Earnings to Fixed Charges

If we offer debt securities and/or preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

Use of Proceeds

We intend to use the net proceeds for working capital and other general corporate purposes, including expanding sales and marketing, research and development. We also might use a portion of the net proceeds for the acquisition of technologies, businesses or products that are complementary to our business, although no such acquisitions are planned or being negotiated as of the date of this prospectus, and no portion of the net proceeds has been allocated for any specific acquisition.

The amounts we plan to spend on each area of our operations, including capital expenditures, as well as the timing of any expenditures, are determined by internal planning and budgeting processes, and may change over time. Pending such uses, the net proceeds of this offering will be invested according to a cash management policy adopted by our board of directors, which includes short-term, investment-grade securities.

General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

•                  Our debt securities, in one or more series, in each case consisting of notes or other unsecured evidences of indebtedness;

•                  Shares of our common stock, par value $0.01 per share;

•                  Shares of our preferred stock, par value $0.01 per share;

•                  Warrants to purchase any of the other securities that may be sold under this prospectus; or

•                  Any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of Debt Securities

We may issue debt securities in one or more distinct series. This section summarizes the terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Because the terms of specific debt securities may differ from the general information we have provided below, if any information contained in a prospectus supplement contradicts the information below, you should rely on information in the prospectus supplement.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee of holders of the debt securities on behalf of the holders of the debt securities. The trustee has two main roles. First, the trustee can enforce the rights of holders of the debt securities against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, described later under “—Events of Default.” Second, the trustee performs certain administrative duties for us.

The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture.  These debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities.  The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.  For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information,” above, for information on how to obtain a copy of the indenture.

General

Each series of debt securities, unless specified otherwise in the prospectus supplement, will be unsecured obligations of MoSys. Any senior unsecured debt securities that we may issue will rank equally with all other unsecured and unsubordinated indebtedness of ours. Any subordinated debt securities that we issue will be expressly subordinated in right of payment to the prior payment in full of our senior indebtedness. In addition, unless otherwise specified in the applicable prospectus supplement the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

The indenture does not limit the amount of debt securities that we may issue.  It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate.  Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.  For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

You should read the prospectus supplement for the terms of the offered debt securities, including the following:

•                       the title and authorized denominations of those debt securities;

•                       any limit on the aggregate principal amount of that series of debt securities;

•                       the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•                       the price or prices at which MoSys will offer the debt securities;

•                       the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

•                       the right, if any, to extend the interest payment periods and the duration of the extensions;

•                       if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•                       the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•                       the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•                       our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•                       the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•                       the denominations in which those debt securities will be issuable;

•                       if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•                       whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•                       whether any securities of that series are to be issued in whole or in part the form of one or more global securities and the depositary for those global securities;

•                       if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•                       if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•                       the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•                       conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•                       whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•                       the nature and terms of any security for any secured debt securities;

•                       the terms applicable to any debt securities issued at a discount from their stated principal amount;

•                      any other specific terms of any debt securities;

•                       any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•                       any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events; and

•                       subordination provisions, if any, that will apply.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities.  The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement.  The terms will include, among others, the following:

•                       the conversion or exchange price;

•                       the conversion or exchange period;

•                       provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•                       events requiring adjustment to the conversion or exchange price; and

•                       provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture.  In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing.  When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•                       failure to pay interest for 30 days after the date payment is due and payable;

•                       failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•                       failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•                       failure to perform other covenants for 90 days after notice that performance was required;

•                       events in bankruptcy, insolvency or reorganization relating to us; or

•                       any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.  For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately.  If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder.  In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us.  Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•                       the holder has previously given to the trustee written notice of default and continuance of such default;

•                       the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•                       the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•                       the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•                       the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Covenants

The supplemental indenture with respect to any particular series of debt securities may contain covenants including, without limitation, covenants restricting or limiting:

•                  the incurrence of additional debt, including guarantees, by us and our subsidiaries;

•                  the making of various payments by us and our subsidiaries;

•                  our business activities and those of our subsidiaries;

•                  the issuance of other securities by our subsidiaries;

•                  asset dispositions;

•                  sale-leaseback transactions;

•                  transactions with affiliates;

•                  a change of control;

•                  the incurrence of liens; and

•                  mergers and consolidations involving us and our subsidiaries.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities, subject to the maximum offering amount under this prospectus.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, with respect to one or more different series of indenture securities. See “—Resignation of Trustee,” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Methods of Calculating and Paying Interest on our Debt Securities

Each series of our debt securities will bear interest at a fixed or variable rate per annum shown on the front cover of the prospectus supplement under which that series is issued.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year.  We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance.  We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance.  We may effect defeasance and covenant defeasance only if, among other things:

•                       we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•                       we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•                       evidence the assumption by a successor entity of our obligations;

•                       add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•                       add any additional events of default;

•                       cure any ambiguity or correct any inconsistency or defect in the indenture;

•                       add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•                       secure any debt securities;

•                       establish the forms or terms of debt securities of any series;

•                       evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•                       modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•                       make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities.  We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•                       extend the final maturity of any debt security;

•                       reduce the principal amount or premium, if any;

•                       reduce the rate or extend the time of payment of interest;

•                       reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•                       change the currency in which the principal, and any premium or interest, is payable;

•                       impair the right to institute suit for the enforcement of any payment on any debt security when due;

•                       if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•                       reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•                       a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•                       a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities.  We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee.  In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.  This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•                       by the depositary for the registered global security to its nominee;

•                       by a nominee of the depositary to the depositary or another nominee of the depositary; or

•                       by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.  We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•                       ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•                       upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•                       any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•                       ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form.  These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.  Except as stated below, owners of beneficial interests in a registered global security:

•                       will not be entitled to have the debt securities represented by a registered global security registered in their names;

•                       will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•                       will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security.  Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.  We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.”  We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary.  If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security.  In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities.  In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities.  The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.”  We will deposit these securities with a depositary identified in the prospectus supplement relating to the series.  The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures.  These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•                  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•                  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

•                  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•                  The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•                  DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•                  Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Payment and Paying Agent

Unless specified otherwise in a prospectus supplement, in the event certificated registered debt securities are issued, the holders of certificated registered debt securities will be able to receive payments of principal and of interest on their debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated debt securities and all payments of principal may be received at such offices upon surrender of the debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of the debt securities. Unless specified otherwise in a prospectus supplement, we will maintain a paying agent for the debt securities in the city of New York at all times that payments are to be made in respect of the debt securities and, if and so long as the debt securities remain outstanding.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities.  If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.  Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture.  Any trustee under the indenture may resign or be removed from one or more series of debt securities.  All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise.  The trustee may engage in other transactions.  If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Capital Stock

General

The following description of our capital stock and provisions of our certificate of incorporation and bylaws is a summary only and not a complete description.

Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of August 1, 2014, 49,566,641 shares of our common stock were outstanding and held of record by 16 stockholders. Each holder of our common stock is entitled to—

•                  one vote per share on all matters submitted to a vote of the stockholders;

•                  dividends as may be declared by our board of directors out of funds legally available for that purpose, subject to the rights of any preferred stock that may be outstanding; and

•                  his, her or its pro rata share in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock in the event of liquidation.

Holders of common stock have no cumulative voting rights, redemption rights or preemptive rights to purchase or subscribe for any shares of our common stock or other securities. All of the outstanding shares of common stock are fully paid and nonassessable.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future

Preferred Stock

We have designated 20,000 shares of our preferred stock as Series AA preferred stock for issuance pursuant to the exercise of rights under our rights plan, none of which are outstanding. For more information on the rights plan, see the discussion below. We have no current intention to issue any other shares of preferred stock.

Our board of directors has the authority, subject to any limitations prescribed by Delaware law, to issue shares of preferred stock in one or more series and to fix and determine the relative rights and preferences of the shares constituting any series to be established, without any further vote or action by the stockholders. Any shares of our preferred stock so issued may have priority over our common stock with respect to dividend, liquidation and other rights.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Although the issuance of preferred stock could provide us with flexibility in connection with possible acquisitions and other corporate purposes, under some circumstances, it could have the effect of delaying, deferring or preventing a change of control.

Our board of directors may authorize the issuance of our preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Although the issuance of our preferred stock could provide us with flexibility in connection with possible acquisitions and other corporate purposes, under some circumstances, it could have the effect of delaying, deferring or preventing a change of control.

The prospectus supplement will specify as to each issuance of preferred stock:

•                     the maximum number of shares;

•                     the designation of the shares;

•                     annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

•                     the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•                     the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•                     any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•                     the terms and conditions, if any, for conversion or exchange of shares into or for any other class or classes of our capital stock or any series of any other class or classes, or into or for any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•                     the voting rights; and

•                     any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will represent an aggregate number of shares equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•                     be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•                     be deposited with such depositary or nominee or a custodian for the depositary; and

•                     bear a legend regarding any restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

Antitakeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and of Delaware Law.

Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

Certificate of Incorporation and Bylaws.  Our certificate of incorporation provides that stockholders can take action only at a duly called annual or special meeting of the stockholders and not by written consent. At the same time, our bylaws provide that special meetings of stockholders may be called only by our chairman of the board, our chief executive officer, a majority of the total number of authorized directors or any individual holder of 25% of the outstanding shares of common stock. These provisions could delay consideration of a stockholder proposal until the next annual meeting.

Our bylaws provide for an advance notice procedure for the nomination, other than by or at the direction of our board of directors, of candidates for election as directors, as well as for other stockholder proposals to be considered at annual meetings of stockholders.  In addition, under our bylaws newly created directorships resulting from any increase in the number of directors or any vacancies in the board resulting from death, resignation, retirement, disqualification, removal from office or other cause during a director’s term in office can be filled by the vote of the remaining directors in office, and the board is expressly authorized to amend the bylaws without stockholder consent.  These provisions may preclude a third party from removing incumbent directors and can control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of our company.

Delaware Takeover Statute.  Section 203 of the Delaware General Corporation Law, or DGCL, generally prohibits a publicly-held Delaware corporation from engaging in an acquisition, asset sale or other transaction resulting in a financial benefit to any person who, together with affiliates and associates, owns, or within three years did own, 15.0% or more of a corporation’s voting stock. The prohibition continues for a period of three years after the date of the transaction in which the person becomes an owner of 15.0% or more of the corporation’s voting stock, unless the business combination is approved in a prescribed manner. The statute could prohibit, delay, defer or prevent a change in control with respect to our company.

Antitakeover Effects of Our Rights Plan

We have adopted a rights plan that is intended to protect and maximize the value of our outstanding equity interests in the event of an unsolicited attempt by an acquiror to take over our company in a manner or on terms not approved by the board of directors. The rights plan provides this protection by imposing economic disincentives that are triggered by specified acquisitions of or offers for our common stock, as detailed below.

Under the rights plan, we will issue as a dividend on each outstanding share of common stock one right to purchase one one-thousandth of a share of our Series AA preferred stock, $0.01 par value per share, or the preferred shares, at a price of $48.00 per one one-thousandth of a preferred share, subject to adjustment.

The preferred shares will have the following rights:

•                  preferred shares will not be redeemable;

•                  each one one-thousandth of a preferred share will be entitled to a minimum preferential dividend payment equal to the dividend declared on each share of common stock;

•                  in the event of liquidation, the holders of the preferred shares will be entitled to a preferential liquidation payment per each one one-thousandth of a preferred share equal to the greater of (1) the payment made per share of common stock and (2) $0.048, plus accrued and unpaid dividends;

•                  each one one-thousandth of a preferred share will have one vote, voting together with the common stock;

•                  in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each one one-thousandth of a preferred share will be entitled to receive an amount equal to the amount received per share of common stock; and

•                  the rights of the preferred shares are protected by customary antidilution provisions.

Because of the nature of the preferred shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a preferred share purchasable upon exercise of each right should approximate the value of one share of common stock.

The rights will not be exercisable until the distribution date, which will be defined as the date that is the earlier of:

•                  10 days after a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding shares of common stock, other than a person or such a group that obtains the prior written approval of the board of directors or holders of grandfathered stock, as defined below, which person or group is referred to as an acquiring person; or

•                  10 business days, or such later date as may be determined by action of the board of directors prior to such time as any person or group becomes an acquiring person, after the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding shares of common stock, unless our board of directors has approved the offer.

Certain pre-initial public offering holders of grandfathered stock are subject to higher ownership thresholds prior to triggering a distribution date through their ownership of shares of our common stock. Their share ownership must reach 20% rather than 15% as set forth above, before a distribution date would be deemed to occur.  Under the plan, the firm of Ingalls & Snyder, or I&S, and its managed account beneficial owners collectively are not deemed to be an acquiring person as long as none of their shares are held with a purpose or effect of changing or influencing control our company.  This exclusion applies only to shares of common stock for which there is only shared dispositive power and I&S has only non-discretionary voting power.

The rights agreement provides that, until the distribution date, the rights will be transferred only with the shares of common stock, including the shares of common stock sold in the offering. Until the distribution date or earlier redemption or expiration of the rights, new common stock certificates issued after the record date or upon transfer or new issuance of shares of common stock will contain a notation incorporating the rights agreement by reference and the surrender for transfer of any certificates for shares of common stock outstanding as of the record date, even without such notation, will also constitute the transfer of the rights associated with the shares of common stock represented by such certificate.

In the event the rights become exercisable, the plan requires that proper provision shall be made so that each holder of a right will thereafter have the right to receive upon exercise that number of shares of our common stock having a market value of two times the exercise price of the right, and rights beneficially owned by an acquiring person will automatically become void. In the event there are insufficient authorized shares of common stock, we may substitute consideration such as cash, property, or other securities of our company. The plan also provides that, if we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after the distribution date, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise of the right at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

The plan also includes provisions that permit our board of directors to:

•                  exchange the rights, other than rights owned by an acquiring person which have become void, in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a preferred share, per right, subject to adjustment at any time after a person becomes an acquiring person and before the acquiring person acquires 50% or more of the outstanding shares of common stock;

•                  redeem the rights, in whole but not in part, at a price of $0.01 per right at any time prior to the date a person or group becomes an acquiring person;

•                  reinstate the rights of redemption, if prior to completion of certain recapitalizations, mergers or other business combinations, an acquiring person reduces its beneficial ownership to less than 10% of the outstanding shares of common stock in transactions that do not involve us; and

•                  amend the terms of the rights without the consent of the holders of the rights under certain circumstances, except that once a person or group becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights.

Until a right is exercised, the holder of a right will not, by reason of being such a holder, have rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends. The distribution of the rights will not be taxable to our stockholders, but stockholders might, depending on the circumstances, recognize taxable income if the rights become exercisable or upon the commencement of certain events thereafter.

The rights expire on November 10, 2020, which is the tenth anniversary of the adoption of the plan, unless the rights are earlier redeemed or exchanged by us.

Transfer Agent

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association. We plan to retain the same transfer agent and registrar for any series of our preferred stock.

Description of Warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

We may issue, together with other securities or separately, warrants to purchase our preferred stock, common stock or other securities. We may issue the warrants directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement will describe the following terms, where applicable, of warrants that we may offer:

•                  the title of the warrants;

•                  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•                  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•                  the price or prices at which the warrants will be issued;

•                  the aggregate number of warrants;

•                  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•                  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

•                  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•                  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•                  the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

•                  the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities or number of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

•                  the terms of the offering;

•                  the names of any underwriters, dealers or agents;

•                  the name or names of any managing underwriter or underwriters;

•                  the purchase price of the securities;

•                  the net proceeds from the sale of the securities;

•                  any delayed delivery arrangements;

•                  any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•                 any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers;

•                  any commissions paid to agents; and

•                  any market or securities exchange on which the securities offered in the prospectus supplement may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Issuance of Common Stock Pursuant to Certain Warrant Exercises

We may also offer and sell our common stock upon the exercise of warrants issued by us, pursuant to the exemption from the registration requirements provided by Section 3(a)(10) of the Securities Act, in connection with a settlement of litigation against us. No underwriter would be used in connection with such offer and sale of common stock or the exercise of such warrants. We would issue the shares of our common stock directly to the holders of such warrants, upon the exercise of such warrants, from time to time. We will describe the terms of any such offers, sales and warrants in a prospectus supplement.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Experts

The consolidated financial statements and financial statement schedule of MoSys, Inc. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, and the effectiveness of control over financial reporting, incorporated in this Registration Statement on Form S-3 by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the reports of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Matters

The validity of the issuance of shares of any securities offered hereby will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the shares of common stock offered hereby. You may read and obtain copies at prescribed rates of any document that we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our common stock is traded on the Global Market of the NASDAQ Stock Market. Material filed by us can be inspected at the offices of the Financial Industry Regulatory Authority, 1735 K Street, N.W., Washington, D.C. 20006.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information that is either incorporated by reference, or contained in, this prospectus and will be considered a part of this prospectus from the date those documents are filed. We incorporate by reference the documents listed below:

(a)            the section entitled “Description of Capital Stock” in the Prospectus contained in Amendment No. 7 to the Registration Statement on Form S-1 we filed with the SEC on June 26, 2001 (Registration No. 333-43122), in the Form 8-A/A we filed with the SEC on November 12, 2010 (Commission File No. 000-32929), and in the Form 8-A/A we filed with the SEC on May 24, 2012 (Commission File No. 000-32929);

(b)            our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 14, 2014;

(c)             our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed with the SEC on May 12, 2014;

(d)            our definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2014;

(e)             our Current Report on Form 8-K filed with the SEC on June 4, 2014; and

(f)              our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2014, filed with the SEC on August 8, 2014.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the registration statement that includes this prospectus and prior to the filing of a post-effective amendment to the registration statement containing this prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of filing of such documents.  However, we are not incorporating by reference, in each case, any information or documents that are deemed to be furnished and not filed in accordance with SEC rules.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

MoSys, Inc.

3301 Olcott Street

Santa Clara, CA 95054

(408) 418-7500

Attention: Chief Financial Officer

We will not, however, send exhibits to these documents unless the exhibits are specifically incorporated by reference in those documents or deemed to be incorporated by reference in this prospectus.  In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled “Where You Can Find More Information.”

PART II

Information Not Required In Prospectus

Item 14.                          Other Expenses Of Issuance And Distribution

To be provided upon the filing of a prospectus supplement to which this registration statement related or in a report filed by the registrant under the Securities Exchange Act of 1934.

Item 15.                          Indemnification Of Directors And Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the DGCL, our bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. The bylaws also permit us to secure insurance on behalf of any officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability arising out of his or her actions in that capacity if he or she is serving at our request. We have obtained officer and director liability insurance with respect to liabilities arising out of various matters, including matters arising under the Securities Act.

We have entered into agreements with our directors that, among other things, indemnify them for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by us or in our right, arising out of the person’s services as a director or officer of ours or any other company or enterprise to which the person provides services at our request.

[Remainder of page intentionally left blank]

Item 16.  Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1(1)	Specimen common stock certificate

4.2(2)	Rights Agreement, dated November 10, 2010, by and between Registrant and Wells Fargo Bank, N.A., as Rights Agent

4.2.1(2)	Form of Right Certificate

4.2.2(3)	Summary of Rights to Purchase Preferred Shares

4.2.3(3)	Amendment No. 1 to Rights Agreement, dated July 22, 2011, by and between Registrant and Wells Fargo Bank, N.A. as Rights Agent

4.2.4(4)	Amendment No. 2 to Rights Agreement, dated May 18, 2012, by and between Registrant and Wells Fargo Bank, N.A. as Rights Agent

4.3	Form of Indenture**

4.3.1	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security)*

4.4	Form of Certificate of Designation of Preferred Stock*

4.5	Form of Certificate for Preferred Stock*

4.6	Form of Warrant*

4.7	Form of Warrant Agreement*

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP**

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges*

23.1	Consent of Independent Registered Public Accounting Firm — Burr Pilger Mayer, Inc.**

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24	Power of Attorney**

25.1	Form T-1 Statement of Eligibility of Trustee for Senior or Subordinated Indenture under the Trust Indenture Act of 1939*

* To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

** Filed previously.

(1)         Incorporated by reference to the same-numbered exhibit to the Registration Statement on Form S-1, as amended, originally filed by the Registrant with the SEC on August 4, 2000, declared effective June 27, 2001 (Commission File No. 333-43122).

(2)         Incorporated by reference to the same-numbered exhibit to Form 8-K filed by the Registrant on November 12, 2010 (Commission File No. 000-32929).

(3)         Incorporated by reference to Exhibit 4.2.3 to the Current Report on Form 8-K, filed by the Registrant on July 27, 2011 (Commission File No. 000-32929).

(4)         Incorporated by reference to Exhibit 4.2.4 to the Current Report on Form 8-K, filed by the Registrant on May 24, 2012 (Commission File No. 000-32929).

Item 17.                          Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                 Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)              Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 25, 2014.

MoSys, Inc.
By:	/s/ James W. Sullivan
	Name:	James W. Sullivan
	Title:	Vice President of Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leonard Perham	Chief Executive Officer, President and Director (principal executive officer)	August 25, 2014
Leonard Perham

/s/ James W. Sullivan	Vice President and Chief Financial Officer (principal financial and accounting officer)	August 25, 2014
James W. Sullivan

/s/ Victor K. Lee *	Director	August 25, 2014
Victor K. Lee

/s/ Tommy Eng *	Director	August 25, 2014
Tommy Eng

/s/ Chi-Ping Hsu *	Director	August 25, 2014
Chi-Ping Hsu

/s/ Stephen L. Domenik *	Director	August 25, 2014
Stephen L. Domenik

* By:	/s/ Leonard Perham
Leonard Perham,
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1(1)	Specimen common stock certificate

4.2(2)	Rights Agreement, dated November 10, 2010, by and between Registrant and Wells Fargo Bank, N.A., as Rights Agent

4.2.1(2)	Form of Right Certificate

4.2.2(3)	Summary of Rights to Purchase Preferred Shares

4.2.3(3)	Amendment No. 1 to Rights Agreement, dated July 22, 2011, by and between Registrant and Wells Fargo Bank, N.A. as Rights Agent

4.2.4(4)	Amendment No. 2 to Rights Agreement, dated May 18, 2012, by and between Registrant and Wells Fargo Bank, N.A. as Rights Agent

4.3	Form of Indenture**

4.3.1	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security)*

4.4	Form of Certificate of Designation of Preferred Stock*

4.5	Form of Certificate for Preferred Stock*

4.6	Form of Warrant*

4.7	Form of Warrant Agreement*

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP**

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges*

23.1	Consent of Independent Registered Public Accounting Firm — Burr Pilger Mayer, Inc.**

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24	Power of Attorney**

25.1	Form T-1 Statement of Eligibility of Trustee for Senior or Subordinated Indenture under the Trust Indenture Act of 1939*

* To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

** Filed previously.

(1)         Incorporated by reference to the same-numbered exhibit to the Registration Statement on Form S-1, as amended, originally filed by the Registrant with the SEC on August 4, 2000, declared effective June 27, 2001 (Commission File No. 333-43122).

(2)         Incorporated by reference to the same-numbered exhibit to Form 8-K filed by the Registrant on November 12, 2010 (Commission File No. 000-32929).

(3)         Incorporated by reference to Exhibit 4.2.3 to the Current Report on Form 8-K, filed by the Registrant on July 27, 2011 (Commission File No. 000-32929).

(4)         Incorporated by reference to Exhibit 4.2.4 to the Current Report on Form 8-K, filed by the Registrant on May 24, 2012 (Commission File No. 000-32929).